Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of EA Bridgeway Omni Small-Cap Value Fund, a series of EA Series Trust, under the heading “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 11, 2022